                                                                  EXHIBIT 10.26

INDEMNITY AGREEMENT

This Indemnity Agreement ("Agreement") is made as of the ___ day of 20___, ___ ("Effective Date"), by and between Acxiom Corporation, a Delaware corporation (the "Corporation"), and _______, with reference to the following:

RECITALS

_____________________ ("Executive" or "Indemnitee") is currently serving in a leadership position with the Corporation and/or as an officer of the Corporation and/or a subsidiary(s) of the Corporation, and the Corporation wishes Indemnitee to continue in such capacity.  Indemnitee is willing, under certain circumstances, to continue in such capacity.

AGREEMENT

1. In order to induce Indemnitee to continue to serve as an Executive of the Corporation and/or as an officer of any of the Corporation's subsidiaries, and in consideration for such continued service, the Corporation hereby agrees to indemnify Indemnitee, and his/her executors, administrators or assigns, for any amount which he/she is or becomes legally obligated to pay because of any claim or claims made against him/her because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he/she commits or suffers while acting in his/her capacity as an Executive of the Corporation or in his/her capacity as an officer of any subsidiary of the Corporation and solely because of his/her being such of the Corporation or any of its subsidiaries.  The payments which the Corporation will be obligated to make hereunder shall include, inter alia, damages, judgments, settlements and costs, costs of investigation (excluding salaries of officers or employees of the Corporation) and costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.

2. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively to bring suit to enforce such rights.

3. Notwithstanding the provisions of Paragraph 1, the Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

(a) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(b) for which the Indemnitee is entitled to indemnity and/or payment by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the Effective Date of this Agreement;

(c) for which the Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement;

(d) based upon or attributable to the Indemnitee gaining in fact any remuneration, personal profit or advantage to which he/she was not legally entitled;

(e) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

(f) brought about or contributed to by the dishonesty of Indemnitee; however, notwithstanding the foregoing, Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him/her by reason of any alleged dishonesty on his/her part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that he/she committed acts of active and deliberate dishonesty with actual dishonest purpose and intent which were material to the cause of action so adjudicated; or

(g) if a final decision by a court having jurisdiction in the matter shall determine that such payment is not lawful.

4. Contribution.  If indemnification is unavailable for any reason other than those set forth in sub-paragraphs (a) through (g) of Paragraph 3, then in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and Indemnitee on the other from the transaction from which such action, suit or proceeding arose; and (ii) the relative fault of the Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations.  The relative fault of the Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.  The Corporation agrees that it would not be just and equitable if contribution pursuant to this Paragraph 4 were determined by pro-rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

5. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceedings, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission to so notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement.  With respect to any such action, suit or proceedings as to which Indemnitee notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof.  After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ his/her counsel in such action, suit or proceedings, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the  Corporation.  The Corporation shall not be entitled to assume the defense of any action, suit or proceedings brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation's written consent.  The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent.  Neither the Corporation nor Indemnitee will unreasonably withhold consent to any proposed settlement.

6. In the event that Indemnitee employs his/her own counsel pursuant to Paragraph 5(b) above, the Corporation shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Indemnitee for such expenses.  Indemnitee shall reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee, in the event and only to the extent that a final decision by a court having jurisdiction in the matter shall determine that it is unlawful for Indemnitee to be indemnified by the Corporation for such expenses.

7. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to continue as an Executive of the Corporation, and/or as an officer of any subsidiary of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.  In the event Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of his/her reasonable fees and expenses in bringing and pursuing such action.

8. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

9. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

10. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his/her heirs, personal representative(s) and assigns and to the benefit of the Corporation, its successors and assigns.

11. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the Effective Date first written above.

ACXIOM CORPORATION

By:
[name and title]

             _____________________, Indemnitee